                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [_]
 Check the appropriate box:

 [ ]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e) (2))

 [X]  Definitive Proxy Statement

 [_]  Definitive Additional Materials
 [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Van Eck Funds
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X]  No fee required.
 [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1)  Title of each class of securities to which transaction applies:

      Asia Infrastructure Fund - Class A and Class B Shares
--------------------------------------------------------------------------------

 (2)  Aggregate number of securities to which transaction applies:

                                      N/A
--------------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
--------------------------------------------------------------------------------

 (4) Proposed maximum aggregate value of transaction:

                                      N/A
--------------------------------------------------------------------------------

 (5)  Total fee paid:


                                      N/A
--------------------------------------------------------------------------------

 [_]  Fee paid previously with preliminary materials.

                           N/A
--------------------------------------------------------------------------------

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

                           N/A
-------------------------------------------------------------------------------

 (2)  Form, Schedule or Registration Statement No.:

                           N/A
--------------------------------------------------------------------------------

 (3)  Filing Party:

                           N/A
--------------------------------------------------------------------------------

 (4)  Date Filed:

                           N/A
--------------------------------------------------------------------------------

VAN ECK GLOBAL [+ LOGO]



July 7, 1997


Dear Shareholder:

     As you know, ASIA INFRASTRUCTURE FUND was closed to new purchases as of April 30, 1997. At this time, we are asking our shareholders to consider voting for the liquidation and dissolution of the Fund, which we believe to be in their best interest. The liquidation is being proposed in part because the Fund's investment adviser has indicated that it will soon discontinue its voluntary absorption of a substantial portion of Fund expenses. Because of the Fund's small size, this will have an adverse effect on performance, which in turn could reduce assets and further increase the Fund's expense ratio.

     Attached are the Notice and Proxy Statement for a Special Meeting of Shareholders of the Asia Infrastructure Fund to be held on August 11, 1997 for the purpose of considering the proposed Plan of Liquidation and Dissolution. PLEASE READ THE PROXY STATEMENT CAREFULLY. IT DISCUSSES THE PROPOSAL AS WELL AS THE REASONS WHY THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

     Shareholders may wish to consider exchanging their shares of Asia Infrastructure Fund for another Van Eck fund. We offer other emerging market options such as Van Eck Asia Dynasty Fund and Van Eck Emerging Markets Growth Fund. Please call (800) 826-3251 or (212) 687-5200 for more complete information and a prospectus which includes information such as charges and expenses, as well as the risks of international investments. Read the prospectus carefully before investing.

     Whether or not you exchange, hold or redeem your Fund shares, you should take a moment now to sign and return the proxy card in the enclosed postage-paid envelope. Your prompt attention in this matter benefits all shareholders.
Thank you.

                                    Sincerely,


                                    /s/ John C. van Eck
                                    ------------------------
                                    John C. van Eck
                                    Chairman of the Board



Van Eck Global 99 Park Avenue, New York, NY 10016 tel: (212) 687-5200 or (800) 826-3251 fax: (212) 687-5248

                                 VAN ECK FUNDS
                            ASIA INFRASTRUCTURE FUND

                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                    (212) 687-5200 TOLL FREE (800) 826-3251
              ___________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 11, 1997

              ___________________________________________________


     A SPECIAL MEETING OF SHAREHOLDERS OF ASIA INFRASTRUCTURE FUND (the "Fund"), A SERIES OF VAN ECK FUNDS (the "Trust") will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Monday, August 11, 1997, at 2:30 P.M., New York Time, for the following purposes:

     1. To consider and vote upon a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

     2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on June 30, 1997 are entitled to notice of, and to vote at the Special Meeting.

                                    By order of the Board of Trustees,


                                    THADDEUS LESZCZYNSKI,
                                    Secretary

July 1, 1997

     ______________________________________________________________________

            WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.
     ______________________________________________________________________

                                 VAN ECK FUNDS
                  99 PARK AVENUE,  NEW YORK, NEW YORK  10016
                    (212) 687-5200 TOLL FREE (800) 826-3251

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 11, 1997
              ___________________________________________________


     This Proxy Statement is furnished to shareholders of the Asia Infrastructure Fund (the "Fund"), a series of Van Eck Funds (the "Trust"), in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th floor, New York, New York on Monday, August 11, 1997 at 2:30 o'clock P.M., New York Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by Van Eck Associates Corporation (the "Adviser"). In addition to solicitation by mail, some of the Trust's officers and the Adviser's employees, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about July 8, 1997.

     Only shareholders of record at the close of business on June 30, 1997 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

     Each proxy will be voted in accordance with the shareholder's instruction with respect to the proposal to approve a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and the remaining proceeds distributed to shareholders (the "Plan"). If no such instruction is indicated, the proxy will be voted FOR approval of the Plan. In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitations of proxies by the Fund. If the Fund proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

     As of June 30, 1997 there were outstanding 139,405.383 shares of beneficial interest of Class A and 6,268.046 shares of beneficial interest of Class B.
Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of Class A or Class B of the Fund:


Class A
-------

Merrill Lynch Pierce          21,839.00 shares    Sigrid S. van Eck             9,728.896 shares
  Fenner & Smith                  or 15.67%       270 River Road                or 6.98%
4800 Deer Lake Dr. East                           Briarcliff, NY  10510
Jacksonville, FL  32246

Charles Schwab & Co., Inc.    10,012.971 shares   Rabobank de Mierden-Reusel    7,161,806 shares
101 Montgomery Street             or 7.18%        P.O. Box 31, 5540 AA Reusel   or 5.14%
San Francisco, CA  94104                          The Netherlands


Class B
-------

Merrill Lynch Pierce          3,921.000 shares    Elizabeth Y. Hadley, Trustee  545.000 shares
  Fenner & Smith                  or 62.56%       E.Y. Hadley Revocable Trust   or 8.69%
4800 Deer Lake Dr. East                           5439 Vincennes Drive
Jacksonville, FL  32246                           Bloomfield Hills, MI  48302

Rauscher Pierce               1,178.738 shares
  Refsnes Inc., Custodian         or 18.81%
Gene C. Rose IRA
RR1, Box 55
Haines, OR  97833

     Sigrid van Eck is the wife of John C. van Eck, Chairman of the Trust's Board of Trustees and a person controlling the Adviser. In addition, as of June 30, 1997, the Adviser owned of record or beneficially 1,076.149 shares or 0.77% of the outstanding shares of Class A and 114.943 shares or 1.8% of Class B of the Fund. The Adviser and Mrs. van Eck have indicated that they intend to vote the shares they own beneficially, in favor of the Plan. Officers and other Trustees of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

     A proxy that is properly executed and returned to a broker that holds Fund shares for a client in its own name, accompanied by instructions to withhold authority to vote with respect to the liquidation proposal, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on the particular matter with respect to which the broker or nominee does not have discretionary power), and the shares represented thereby will be considered not to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business for that proposal and be deemed not cast with respect to such proposal. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker "non-votes" do not constitute a vote "for" or "against" the matter, and, therefore have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.

                              APPROVAL OF THE PLAN



     The Fund seeks long-term capital appreciation by investing in the equity securities of infrastructure companies that are expected to benefit from the development and growth of the economies of the Asia region. The Fund selects its portfolio securities primarily in "Asia Region infrastructure companies" (as defined below). The "Asia Region" countries, for these purposes, are Burma, Cambodia, Hong Kong, India, Indonesia, Korea, Laos, Malaysia, Pakistan, People's Republic of China, the Philippines, Singapore, Sri Lanka, Taiwan, Thailand, Vietnam and Japan, or such other countries in the region as the Board of Trustees approves from time to time. The term "Asia Region infrastructure companies" includes companies that are directly or indirectly involved to a significant extent in industries that are engaged in the design, construction, development, manufacture, sale, leasing, installation or operation of, or the ownership of property in connection with, natural resource and energy services, telecommunications, transportation systems, road and public works, and other industries, which, in the opinion of the Adviser, relate to the development of the basic structure on which a portion of the economic activities of a particular Asia Region country relate. The Fund offers two classes of shares:
Class A and Class B shares.

     The Fund commenced operations on August 3, 1994. Sales of the Fund have fallen short of expectations and it is unlikely that the current sales trend will reverse anytime in the foreseeable future. As of May 30, 1997, total assets were $1,338,315 in Class A and $71,933 in Class B.

     Since commencement of operations, the Adviser has been voluntarily absorbing a substantial portion of the operating expenses of each Class of the Fund. The Adviser cannot reasonably be expected to subsidize the operations of the Fund indefinitely and without continued subsidization of the Fund by the Adviser, the Fund's expense ratio would exceed that of many other funds with similar investment objectives. This would have an adverse impact on the Fund's performance. As a result, the Fund's current asset base could decline and the Fund's expense ratio would rise as certain fixed costs would be spread over a shrinking asset base. Expenses assumed by the Adviser were $30,485 for Class A and $9,739 for Class B for the five months ended May 30, 1997.

     The Adviser has indicated to the Board of Trustees that it was not prepared to continue expense reimbursement past September 30, 1997. The Fund's distributor has also indicated that because of current market conditions, there is no reasonable prospect of increasing assets through increased sales efforts. Faced with a potentially high expense ratio beginning in October 1997, in an environment where sales trends are unlikely to reverse themselves in the foreseeable future, on April 22, 1997 the Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the Investment Company Act of 1940, considered and unanimously voted to approve the Plan. In reaching its decision, the Board of Trustees considered the size of the Fund, the continuing high level of expenses of the Fund and the adverse impact a discontinuance of the Adviser's subsidization of such expenses would have on the Fund and its shareholders and determined that a liquidation, rather than a merger, would be in shareholders' best interests.

DESCRIPTION OF THE PLAN

     Pursuant to the Plan, as soon as practicable following shareholder approval, which is currently expected to occur on or about September 24, 1997 (the "Distribution Date"), the Fund will redeem the shares held in the Asia Infrastructure Fund, satisfy the Fund's known obligations and distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Fund will take all necessary and appropriate action to effect a complete statutory dissolution of the Fund. The Fund anticipates the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

     Fund assets will be sold in an orderly manner and, after payment of expenses, the remaining cash and other assets will be distributed to shareholders as soon as practicable. The Adviser has agreed to absorb (1) all expenses of the Fund associated with effecting the transactions contemplated by the Plan except the costs involved in disposing of the Fund's portfolio securities, and (2) unamortized organizational expenses of the Fund outstanding on the Distribution Date.

     Each share of the Fund will entitle the holder to receive cash or other assets equal to the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than one year will result in a long-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.



     A shareholder holding Fund shares as part of an IRA account or other retirement account should either exchange into another Van Eck Fund or complete a transfer of assets to another IRA or retirement plan in advance of the liquidation (or within 60 days thereafter) to avoid possible IRS penalties for premature distribution.

     The Liquidation Value will be determined in the same manner as the Fund's net asset value is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.

     Class B shares of the Fund were sold to shareholders subject to a contingent deferred sales charge ("CDSC") which would have been applied at the time of redemption against the lesser of the purchase price of such shares or their net asset value at the time of redemption. The Fund's distributor has agreed not to charge the CDSC to Class B shareholders upon liquidation and dissolution of the Fund. Class A shares are not subject to any CDSC.

     Shareholders may exchange their Fund shares for shares of any of the Van Eck funds as described in the following sentence or may redeem their shares at net asset value (the CDSC will be waived) on any business day prior to the Distribution Date. Shareholders may exchange their shares for shares of the same Class of another Van Eck fund at net asset value, without any initial sales charge for Class A shareholders or CDSC for Class B shareholders. Class B shareholders who redeem their Fund shares and buy Class A shares of another Van Eck fund during this period will not incur a sales charge. Those shareholders who elected the telephone exchange privilege may exchange their shares by calling the Fund at (800) 345-8506. Shareholders are also directed to the section "Exchange Privilege" in the Fund's prospectus for more information on their exchange options and to the "Purchase of Shares" section for more information on any sales charges for subsequent investments in or redemptions from the other Van Eck funds. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Fund.

REQUIRED VOTE

     Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund which means an affirmative vote of the lesser of
(1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.



     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                                                                       EXHIBIT A
                                                                       ---------


                      PLAN OF LIQUIDATION AND DISSOLUTION

     PLAN OF LIQUIDATION AND DISSOLUTION dated as of April 22, 1997 adopted by Van Eck Funds, a Massachusetts business trust (the "Trust"), on behalf of the Asia Infrastructure Fund, a series of the Trust (the "Fund").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders, all as hereinafter set forth in this Plan; and

     WHEREAS, the Trustee of the Trust, including a majority of the Trustees who are not interested persons, have determined the liquidation and dissolution of the Fund as contemplated by this Plan is in the best interests of the Fund.

     NOW, THEREFORE, the Trustees hereby declare the following Plan:

     1.   AUTHORIZATION OF TRUSTEES AND OFFICERS.  The Board of Trustees and
          --------------------------------------
officers of the Trust are hereby authorized and directed to wind up the affairs of the Fund, subject to the requirements of Section 10 of this Plan.

     2.   LIQUIDATION OF ASSETS.  The assets of the Fund shall be liquidated at
          ---------------------
such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders.

     3.   INVESTMENTS PENDING LIQUIDATION.  To the extent feasible, the Fund
          -------------------------------
shall take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Fund's portfolio and may concentrate its investments in cash and high-quality fixed income short-term securities.

     4.   EXPENSES.  Van Eck Associates Corporation will bear all expenses of
          --------
the Fund associated with effecting the transactions contemplated by this Plan except the costs involved in disposing of the Fund's portfolio securities. Van Eck Associates Corporation will also bear unamortized organizational expenses of the Fund outstanding on the Distribution Date.

     5.   SALES OF SHARES.  Effective April 30, 1997, the Fund shall accept no
          ---------------
orders for shares from any new investor, nor shall the Fund sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions paid in additional shares to shareholders of record in the manner set forth in the Fund's current prospectus.

     6.   LIQUIDATION.  Subject to the requirements of Section 10 of this Plan,
          -----------
as soon as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the officers of the Fund shall determine the Liquidation Value (as such term is hereinafter defined) of the Fund's shares (the date of such determination shall be referred to herein as the

"Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date,
(i) the aggregate value of all of the assets of the Fund, less (ii) the sum of the aggregate amount of all of the liabilities of the Fund, divided by (iii) the total number of issued and outstanding shares of the Fund. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund, which amount, if any, shall be deducted pro rata from the Liquidation Value.

     7.   LIQUIDATING TRUST.  In the event the Fund is unable to distribute all
          -----------------
its assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Fund may create, at the expense of such shareholders, a liquidating trust with a financial institution and deposit therein any remaining assets of the Fund for the benefit of the shareholders that cannot be located.

     8.   DISSOLUTION.  As soon as practicable after the distribution of all of
          -----------
the Fund's assets in complete liquidation, the officers of the Trust will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of the Commonwealth of Massachusetts and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Fund.
As soon as practicable after the complete statutory dissolution of the Fund, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Fund's shares were sold, any and all documents and instruments necessary to terminate the registration of the Fund and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Fund will cease to exist and no shareholder will have any interest whatsoever in the Fund.

     9.   DISSENTERS' RIGHTS.  No shareholder shall have any dissenters' right
          ------------------
or right of appraisal in connection with the liquidation and dissolution of the Fund.

     10.  SHAREHOLDER APPROVAL.  Approval of this Plan is to be determined by
          --------------------
the vote of a majority of the outstanding shares of the Fund, which means an affirmative vote of the lesser of (i) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at this meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

     IN WITNESS WHEREOF, the Trustee have caused this Plan to be executed on behalf of the Fund as of the date first set forth above by their duly authorized representatives.

                                       VAN ECK FUNDS,
                                       on behalf of its Asia Infrastructure Fund

Attest:

/s/ Thaddeus Leszczynski               /s/ John C. van Eck
------------------------               -------------------
   Thaddeus Leszczynski, Secretary         John C. van Eck, President

   The undersigned hereby accept its obligation to pay expenses pursuant to
Section 4 hereof.

                                 VAN ECK ASSOCIATES CORPORATION,

Attest:

/s/ Thaddeus Leszczynski               /s/ Philip D. DeFeo
------------------------               -------------------
   Thaddeus Leszczynski, Secretary         Philip D. DeFeo, President

PROXY CARD                                                          PROXY CARD

                                 VAN ECK FUNDS
                           ASIA INFRASTRUCTURE FUND
  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 11, 1997

     The undersigned shareholder of ASIA INFRASTRUCTURE FUND (the "Fund"), a series of Van Eck Funds, having received Notice of the Meeting of Shareholders of the Fund to be held on August 11, 1997 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Thaddeus Leszczynski, Barbara Allen, Susan Grant and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Fund which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, New York, on Monday, August 11, 1997, at
2:30 P.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

                                              Dated:                 , 1997
                                                    -----------------

                                              ------------------------------
                                              Signature of Shareholder


                                              -------------------------------
                                              Signature of Co-Owner

                                              For joint accounts, all co-owners
                                              must sign.  Executors,
                                              administrators, trustees, etc.
                                              should so indicate when signing.

 THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.  THE SHARES
                                         ---
REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO
                                                       ---
                                    CHOICE IS INDICATED.

                                    PROPOSAL
                                    --------

1. To approve a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

      FOR__________          AGAINST__________          ABSTAIN__________

                                  PROXY CARD

     Please mark your proxy, date and sign it and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.